Exhibit 99.1

(1)         Following the reported transaction, the number of ordinary shares, par value $0.001, of Norwegian Cruise Line Holdings Ltd. (the “Issuer”), reported as beneficially owned by the reporting persons consists of: (a) 2,671,882 shares held of record by NCL Athene LLC (“NCL Athene”); (b) 12,432 shares held of record by AAA Guarantor — Co-Invest VII, L.P. (“Co-Invest VII”); (c) 2,438,912 shares held of record by AIF VI NCL (AIV), L.P. (“AIF VI NCL”); (d) 2,466,018 shares held of record by AIF VI NCL (AIV II), L.P. (“NCL (AIV II)”); (e) 2,410,300 shares held of record by AIF VI NCL (AIV III), L.P. (“NCL (AIV III)”); (f) 2,406,389 shares held of record by AIF VI NCL (AIV IV), L.P. (“NCL (AIV IV)”), (g) 2,693,932 shares held of record by Apollo Overseas Partners VI, L.P. (“Overseas VI”); (h) 1,114,195 shares held of record by Apollo Overseas Partners (Delaware) VI, L.P. (“Overseas Delaware”); (i) 2,720,860 shares held of record by Apollo Overseas Partners (Delaware 892) VI, L.P. (“Overseas 892”); (j) 34,126 shares held of record by  Apollo Overseas Partners (Germany) VI, L.P. (“Overseas Germany”); (k) 4,778,610 shares held of record by AIF VI Euro Holdings, L.P. (“AIF VI Euro”); (l) 1,728,209 shares held of record by AIF VII Euro Holdings, L.P. (“AIF VII Euro”); (m) 210 shares held of record by Apollo Alternative Assets, L.P. (“Alternative Assets”); (n) 2,027 shares held of record by Apollo Management VI, L.P. (“Management VI”); and (o) 680 shares held of record by Apollo Management VII, L.P. (“Management VII”).  NCL Athene, Co-Invest VII, AIF VI NCL, NCL (AIV II), NCL (AIV III), NCL (AIV IV), Overseas VI, Overseas Delaware, Overseas 892, Overseas Germany, AIF VI Euro, AIF VII Euro, Alternative Assets, Management VI and Management VII are referred to collectively as the “Apollo Holders.”

The amount of securities reported as beneficially owned following the reported transaction does not include any ordinary shares of the Issuer held of record by Star NCLC Holdings Ltd., or by any of TPG Viking, L.P., TPG Viking AIV I, L.P., TPG Viking AIV II, L.P. or TPG Viking AIV III, L.P. (collectively, the “TPG Viking Funds”), respectively, which have each granted the Apollo Holders the right to vote shares held by such persons in the case of certain transactions that require shareholder approval pursuant to the Amended and Restated Shareholders’ Agreement, as amended, among the Issuer, the Apollo Holders and the other shareholders that are a party thereto (the “Shareholders Agreement”).  Under the Shareholders Agreement, the Apollo Holders also had the right under certain circumstances to require each of Star NCLC Holdings Ltd. and the TPG Viking Funds to sell the ordinary shares of the Issuer held by such entity to a third party purchaser.  Pursuant to the terms of the Shareholders’ Agreement, following the completion of this offering, the Apollo Holders will no longer have the right to require Star NCLC or the TPG Viking Funds to sell the ordinary shares of the Issuer held by such entities to a third party purchaser, or to vote the ordinary shares held by the TPG Viking Funds.

Athene Life Re Ltd. (“ALRe”)  and Athene Annuity and Life Company (“AALC”) are each Class A members of NCL Athene and thereby have the right to control how NCL Athene votes the Ordinary Shares of the Issuer.  Athene Annuity & Life Assurance Company (“AALA”) is the sole shareholder of AALC.  Athene USA Corporation (“AUSA”) is the sole shareholder of AALA.  Athene Holding Ltd (“Athene Holding”) is the sole shareholder of ALRe and AUSA.  Athene Asset Management, L.P. (“AAM”) serves as the investment manager for AALC and ALRe pursuant to an investment management agreement with each of AALC and ALRe.  AAM GP Ltd. (“AAM GP”) is the general partner of AAM.  Apollo Life Assets Ltd. (“Apollo Life”) is the sole shareholder of AAM GP.  Apollo Capital Management, L.P. (“Capital Management”) is registered as an investment adviser with the SEC and is the sole member and manager of Apollo Life.  Apollo Capital Management GP, LLC (“Capital Management GP”) is the general partner of Capital Management.  AAA Associates, L.P. (“AAA Associates”) is a Class B member of NCL Athene and thereby has the right under certain circumstances to consent to the disposition of the Ordinary Shares of the Issuer held by NCL Athene.

As a result of a September 30, 2016 internal restructuring in which AAA Guarantor-Co-Invest VI (B), L.P. (“Co-Invest VI (B)”) transferred its ordinary shares to newly formed NCL Athene, Co-Iinvest VI (B) is no longer included as a Reporting Person, and NCL Athene, ALRe, AALC, AALA, AUSA, Athene Holding, AAM, AAM GP, Apollo Life, Capital Management, Capital Management GP, AAA Associates have been included as Reporting Persons.

AAA MIP Limited (“AAA MIP”) is the general partner of AAA Associates.  AAA Investments (Co-Invest VII), L.P. (“AAA Investments”) is the general partner of Co-Invest VII.  Alternative Assets provides management services to Co-Invest VII, AAA MIP and AAA Investments.  Apollo International Management, L.P. (“Intl Management”) is the managing general partner of Alternative Assets, and Apollo International Management GP, LLC (“International GP”) is the general partner of Intl Management.

Management VI is the manager of each of AIF VI NCL, NCL (AIV  II), NCL (AIV  III), NCL (AIV  IV), Overseas VI, Overseas Delaware, Overseas 892, Overseas Germany and AIF VI Euro.  AIF VI Management, LLC (“AIF VI LLC”) is the general partner of Management VI.  Management VII is the manager of AIF VII Euro, and AIF VII Management, LLC (“AIF VII LLC”) is the general partner of Management VII.

Apollo Management, L.P. (“Apollo Management”) is the sole member and manager of AIF VI LLC and AIF VII LLC, and Apollo Management GP, LLC (“Management GP”) is the general partner of Apollo Management.  Apollo Management Holdings, L.P. (“Management Holdings”) is the sole member and manager of Capital Management GP, International GP and Management GP.  Apollo Management Holdings GP, LLC (“Management Holdings GP”) is the general partner of Management Holdings.

Apollo Advisors VI (EH), L.P. (“Advisors VI (EH)”) is the general partner of AIF VI NCL, NCL (AIV  II), NCL (AIV  III), NCL (AIV  IV) and AIF VI Euro.  Apollo Advisors VI (EH-GP), Ltd. (“Advisors VI (EH-GP)”) is the general partner of Advisors VI (EH).  Apollo Advisors VII (EH), L.P. (“Advisors VII (EH)”) is the general partner of AIF VII Euro.  Apollo Advisors VII (EH-GP), Ltd. (“Advisors VII (EH-GP)”) is the general partner of Advisors VII (EH).  Apollo Principal Holdings III, L.P. (“Principal III”) is the sole shareholder of Advisors VI (EH-GP) and Advisors VII (EH-GP).  The general partner of Principal III is Apollo Principal Holdings III GP, Ltd. (“Principal III GP”).

Apollo Advisors VI, L.P. (“Advisors VI”) is the general partner or managing general partner of each of Overseas VI, Overseas Delaware, Overseas 892 and Overseas Germany.  Apollo Capital Management VI, LLC (“ACM VI”) is the general partner of Advisors VI.  Apollo Principal Holdings I, L.P. (“Principal I”) is the sole member and manager of ACM VI, and Apollo Principal Holdings I GP, LLC (“Principal I GP”) is the general partner of Principal I.

Leon Black, Joshua Harris and Marc Rowan are the managers, as well as executive officers, of Management Holdings GP, the managers of Principal I GP and the directors of Principal III GP.

Each of the Apollo Holders disclaims beneficial ownership of any of the Issuer’s ordinary shares beneficially owned by any of the other Apollo Holders, and each of ALRe, AALC, AALA, AUSA, Athene Holding, AAM, AAM GP, Apollo Life, Capital Management, Capital Management GP, AAA Associates, AAA Investments, AAA MIP, Intl Management, International GP, AIF VI LLC, AIF VII LLC, Apollo Management, Management GP, Management Holdings, Management Holdings GP, Advisors VI (EH), Advisors VI (EH-GP), Advisors VII (EH), Advisors VII (EH-GP), Principal III, Principal III GP, Advisors VI, ACM VI, Principal I, Principal I GP, and Messrs. Black, Harris and Rowan, disclaims beneficial ownership of any shares of the Issuer’s ordinary shares beneficially owned by any of the Apollo Holders, in each case except to the extent of any pecuniary interest therein, and this report shall not be deemed an admission that any such entity is the beneficial owner of or has any pecuniary interest in, such securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose.

The address for NCL Athene, Athene Holding and ALRe is 96 Pitts Bay Road, Pembroke, Bermuda HM08. The address for Co-Invest VII, AAA Associates and AAA MIP is Trafalgar Court, Les Banques, GY1 3QL, St. Peter Port, Guernsey, Channel Islands.  The address for each of Overseas Delaware, Overseas 892, AAA Investments, Advisors VI, ACM VI, Principal I and Principal I GP is One Manhattanville Road, Suite 201, Purchase, New York 10577.  The address for each of AAM, AAM GP, Apollo Life, AIF VI NCL, NCL (AIV II), NCL (AIV III), NCL (AIV IV), Overseas VI, Overseas Germany, AIF VI Euro, AIF VII Euro, Alternative Assets, Advisors VI (EH), Advisors VII (EH), Advisors VII (EH GP), Principal III and Principal III GP is c/o Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands.  The address for Advisors VI (EH GP) is c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Street, George Town, KY1-9005 Grand Cayman, Cayman Islands. The address for AALA, AALC and AUSA is 7700 Mills Civic Parkway, West Des Moines, Iowa 50266. The address for each of Capital Management, Capital Management GP, Intl Management, International GP, Management VI, AIF VI LLC, Management VII, AIF VII LLC, Apollo Management, Management GP, Management Holdings and Management Holdings GP, and Messrs. Black, Harris and Rowan, is 9 West 57th Street, 43rd Floor, New York, New York 10019.